UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

(a)   NorthStar Realty Finance Corp. (the “Company”) held its 2011 Annual Meeting of Stockholders on May 26, 2011 (the “Meeting”).  At the close of business on April 20, 2011, the record date for the Meeting, there were 78,608,319 shares of the Company’s common stock issued, outstanding and eligible to vote.  Holders of 70,507,120 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b)   Matters voted upon by stockholders at the Meeting were:

Proposal 1.    At the Meeting, the following individuals were elected to the Company’s Board of Directors to serve until the 2012 annual meeting of stockholders and until his or her successor is duly elected and qualified, by the following vote:

Director Nominees	For	Withheld	Broker Non-Vote
C. Preston Butcher	31,607,323	944,073	37,955,724
Stephen E. Cummings	31,660,573	890,823	37,955,724
David T. Hamamoto	31,327,255	1,224,141	37,955,724
Judith A. Hannaway	31,305,507	1,245,889	37,955,724
Oscar Junquera	31,666,932	884,464	37,955,724
Wesley D. Minami	31,689,239	862,157	37,955,724
Louis J. Paglia	30,414,225	2,137,171	37,955,724
Sridhar Sambamurthy	31,636,112	915,284	37,955,724

Proposal 2.    At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, by the following vote:

For	Against	Abstained
68,678,316	1,494,990	333,814

Proposal 3.    At the Meeting, stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers, by the following vote:

For	Against	Abstained	Broker Non-Vote
27,189,587	4,973,989	387,805	37,955,739

Proposal 4.    At the Meeting, stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on named executive officer compensation on an annual basis, by the following vote:

1 year	2 year	3 year	Abstain	Broker Non-Vote
29,881,560	530,051	1,837,647	302,125	37,955,737

(d)   The Company currently intends to hold an advisory vote on the compensation of its named executive officers every year until the next required advisory vote on the frequency of holding the advisory vote on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: May 31, 2011	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
General Counsel and Assistant Secretary